EXHIBIT 99.1

Franchise Group, Inc. Closes on the Acquisition of the Sears Outlet Business from Sears Hometown and Outlet Stores, Inc.

VIRGINIA BEACH, Virginia, Oct. 23, 2019 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (OTC PINK: FRGA) ( “Franchise Group” or the “Company”) today announced the completion of its previously announced acquisition from Sears Hometown and Outlet Stores, Inc. (“Sears Hometown”) (NASDAQ: SHOS) of the Sears Outlet business and Buddy’s Home Furnishing stores of Sears Hometown (“Sears Outlet business”).  This transaction continues the strategic transformation of Franchise Group, including building a franchising platform that is intended to complement and diversify Franchise Group’s current businesses and operations.

The Sears Outlet business is designed to provide customers with in-store and online access to new, one-of-a kind, out-of-carton, discontinued, reconditioned, overstocked, and scratched and dented products across a broad assortment of merchandise categories, including home appliances, lawn and garden equipment, apparel, mattresses, sporting goods and tools, at prices that are significantly lower than list prices. The unique portfolio of the Sears Outlet business retail stores and its distribution capabilities adds complementary products and sales channels that will enable the Company to offer high-quality home goods to consumers across the nation, while also offering unique value propositions. With the addition of the Sears Outlet business, the Company’s store portfolio now includes over four hundred retail locations across its various brands and platforms, with a combination of Company operated and franchisee operated stores.

The acquisition of the Sears Outlet business is an important step forward in the evolution of Franchise Group’s strategic objectives, as it follows the July 2019 acquisition of Buddy’s Home Furnishings.

Andrew Laurence, the Company’s Executive Vice President and Chairman of Franchise Group’s Board of Directors, said, “We welcome the Sears Outlet management team and its employees to Franchise Group.  We believe the Sears Outlet team will be a great addition to our company and will assist us in achieving our long-term strategy.  This acquisition demonstrates our ability to enhance our portfolio of operating businesses and brands at attractive valuations.”

In connection with and immediately following the closing of the acquisition of the Sears Outlet business, and as previously announced, A-Team Leasing became a franchisee of 5 Sears Outlet business locations and an existing franchisee of Buddy’s Home Furnishings acquired the 9 Buddy’s Home Furnishing locations that were acquired together with the Sears Outlet business from Sears Hometown.

About Franchise Group, Inc.

Franchise Group, Inc. (OTC PINK: FRGA) is an operator and acquiror of franchised and franchisable businesses that it can scale using its operating expertise.  Franchise Group owns and operates Liberty Tax Service, Buddy’s Home Furnishings and the Sears Outlet business.  Additionally, the Company announced in August 2019 the proposed acquisition of The Vitamin Shoppe, Inc. by the Company, which is expected to close prior to the end of calendar 2019.  Liberty Tax Service operates in the U.S. and Canada and prepared approximately two million individual income tax returns in more than 3,100 offices and online last year. Buddy’s Home Furnishings is a specialty retailer engaged in the business of leasing and selling consumer electronics, residential furniture, appliances and household accessories.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements also include statements about the Company’s completion of its pending acquisition of The Vitamin Shoppe, Inc. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended April 30, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161